Exhibit 3.3

Approved and Filed
194321-004/11194477
Filing Date: 02/05/2026
Effective :02/03/2026 03:17 PM
Diego Morales
Indiana Secretary of State

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

State Form 38333 (R21 / 05-24)

Indiana Code 23-1-38-1 *et. seq.*
23-0.5-9-2

FILING FEE: $30.00

The undersigned officer of the Corporation named in Article I below (hereinafter referred to as the "Corporation") desiring to give notice of corporate action effectuating Amendment(s) of certain provisions of its Articles of Incorporation, certifies the following facts:

This Corporation exists pursuant to: *(Check appropriate box.)*

☑ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act of 1983 ☐ Indiana Benefit Corporation Act

ARTICLE I – AMENDMENT(S)

SECTION 1: The name of the Corporation is:

Patrick Industries, Inc.

SECTION 2: The date of incorporation of the Corporation *(month, day, year)*

1/3/1961

SECTION 3: The name of the Corporation following this amendment to the Articles of Incorporation is:

Patrick Industries, Inc.

SECTION 4:

The exact text of Article(s) V of the Articles of Incorporation is now as follows:

Authorized Shares: The total number of shares which the Corporation shall have the authority to issue is Sixty-One Million (61,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, without par value, and Sixty Million (60,000,000) shares of Common Stock, without par value.

ARTICLE II

Date of each amendment's adoption *(month, day, year)*

May 15, 2025

RECEIVED
IND. SECRETARY OF STATE
FEB 03 2026

Approved and Filed
194321-004/11194477
Filing Date: 02/05/2026
Effective :02/03/2026 03:17 PM
Diego Morales
Indiana Secretary of State

ARTICLE III – REGISTERED AGENT INFORMATION

To determine if your Registered Agent is a Commercial Registered Agent (CRA), go to INBIZ.in.gov.

Provide either commercial registered agent or noncommercial registered agent information below.

☑ Commercial registered agent	Name of registered agent *(Do not provide address.)* CT Corporation System

OR

☐ Noncommercial registered agent	Name of registered agent		
Address *(number and street) (A P.O. Box is not acceptable unless accompanied by a Rural Route number.)*	City	State IN	ZIP code

(OPTIONAL) E-mail address of the registered agent at which the registered agent will accept electronic service of process

☑ By checking the box, the Signator(s) represent(s) that the Registered Agent named in these Articles of Amendment has consented to the appointment of Registered Agent.

ARTICLE IV – MANNER OF ADOPTION AND VOTE *(Complete applicable section.)*

NOTE: Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires a shareholder approval, Section 2 must be marked and either A or B completed.

☐ **SECTION 1:** This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☑ **SECTION 2:** The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: *(Shareholder approval may be by either A or B.)*

☑ A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

	TOTAL
SHARES ENTITLED TO VOTE	33,555,159
NUMBER OF SHARES REPRESENTED AT THE MEETING	31,713,889
SHARES VOTED IN FAVOR	31,251,886
SHARES VOTED AGAINST	399,979

☐ B. Unanimous written consent executed on ____________, 20____ and signed by all shareholders entitled to vote.

ARTICLE V – COMPLIANCE WITH LEGAL REQUIREMENTS

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to penalties of perjury, that the statements contained herein are true,

this 3rd day of February, 20 26.

Signature [signature]

Printed name	Title
Joel D. Duthie	Secretary

State of Indiana
Office of the Secretary of State

Certificate of Amendment
of
PATRICK INDUSTRIES, INC.

I, DIEGO MORALES, Secretary of State, hereby certify that Articles of Amendment of the above Domestic For-Profit Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Code.

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, February 03, 2026.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 05, 2026

Diego Morales

DIEGO MORALES
SECRETARY OF STATE

194321-004 / 11194477

To ensure the certificate's validity, go to https://bsd.sos.in.gov/PublicBusinessSearch